UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2021 (March 31, 2021)

SMTC CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-31051	98-0197680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7050 Woodbine Avenue Markham, Ontario,		CANADA L3R 4G8
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (905) 479-1810

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SMTX	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On March 31, 2021, SMTC Corporation (the “Company”) held a Special Meeting of Stockholders of the Company (the “Special Meeting”) in a virtual meeting format only, via the Internet, with no physical in-person meeting. As of February 11, 2021, the Company’s record date for the Special Meeting (the “Record Date”), there were 28,513,810 shares of the Company’s common stock outstanding, each entitled to one vote per share. At the Special Meeting, 20,643,757.10 shares of the Company’s common stock outstanding and entitled to vote at the Special Meeting were represented via the virtual Special Meeting website or by proxy, constituting approximately 72.40% of the outstanding shares entitled to vote and a quorum to conduct business at the Special Meeting.

The final results for each of the proposals submitted to a vote of stockholders at the Special Meeting, as certified by the inspector of elections, are set forth below:

Proposal 1: To adopt the merger agreement.

For	Against	Abstain
19,985,626.10	567,230	90,901

Proposal 2: To approve the adjournment of the Special Meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the Special Meeting.

For	Against	Abstain
19,928,074.10	700,941	14,742

Proposal 3: To approve, on a non-binding, advisory basis, certain compensation that will or may become payable to the Company’s named executive officers in connection with the merger.

For	Against	Abstain
18,016,843.07	1,317,927.04	1,308,987

No other proposals were submitted for stockholder action.

Each of the proposals was approved by the requisite vote of the Company’s common stock.] Adjournment of the Special Meeting was not necessary because there were sufficient votes at the time of the Special Meeting to approve the proposal to adopt the merger agreement.

The consummation of the merger remains subject to the satisfaction or waiver of certain closing conditions set forth in the merger agreement adopted by the Company’s stockholders and is expected to close the week of April 5, 2021.

Item 7.01.	Regulation FD Disclosure.

On March 31, 2021, the Company issued a press release announcing the results of the Special Meeting. A copy of the press release is furnished hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated March 31, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMTC CORPORATION

Date: March 31, 2021	By:	/s/ Edward Smith
Edward Smith
President and Chief Executive Officer

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